    As filed with the Securities and Exchange Commission on May 6, 1994

                                                  REGISTRATION NO. 33-51615
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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                ---------------

                               PRE-EFFECTIVE

                              AMENDMENT NO. 1

                                    TO

                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                ---------------
                       BANKERS TRUST NEW YORK CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

      NEW YORK (STATE OR OTHER          13-6180473 (I.R.S. EMPLOYER
  JURISDICTION OF INCORPORATION OR         IDENTIFICATION NUMBER)
           ORGANIZATION)
            280 PARK AVENUE NEW YORK, NEW YORK 10017 (212) 250-2500
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

   GORDON S. CALDER, JR., ESQ. JAMES J. BAECHLE, ESQ. BANKERS TRUST NEW YORK
     CORPORATION 130 LIBERTY STREET NEW YORK, NEW YORK 10006 (212) 250-2500 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                WITH A COPY TO:

  MICHAEL M. WISEMAN, ESQ. SULLIVAN & CROMWELL 125 BROAD STREET NEW YORK, NEW
                                   YORK 10004

                                ---------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.

  IF THE ONLY SECURITIES BEING REGISTERED ON THIS FORM ARE BEING OFFERED PURSUANT TO DIVIDEND OR INTEREST REINVESTMENT PLANS, CHECK THE FOLLOWING BOX. [_]

  IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN SECURITIES OFFERED ONLY IN CONNECTION WITH DIVIDEND OR INTEREST REINVESTMENT PLANS, CHECK THE FOLLOWING BOX. [X]

                                ---------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.


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++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                             SUBJECT TO COMPLETION

PROSPECTUS                ISSUE DATE: MAY 6, 1994
- ----------                      U.S.$500,000,000

                   LOGO BANKERS TRUST NEW YORK CORPORATION

                          DEBT SECURITIES AND WARRANTS

  Bankers Trust New York Corporation (the "Corporation") may offer from time to time up to U.S.$500,000,000 aggregate public offering price (or net proceeds, in the case of debt securities issued at an original issue discount), or its equivalent (based on the applicable exchange rate at the time of offering) in such foreign currencies, or units of two or more currencies, as shall be designated by the Corporation at the time of offering, of one or more series of debt securities (the "Debt Securities"); warrants entitling the holders thereof to purchase Debt Securities or other debt obligations of the Corporation or another issuer ("Warrant Debt Securities") (the "Debt Warrants"); warrants entitling the holders thereof to receive from the Corporation, upon exercise, an amount in cash determined by reference to decreases or increases in the level of a specified stock or security index or the value of a specified stock or other debt or equity security or a portfolio of specified stocks or other debt or equity securities (which may, in each case, be based on U.S. or foreign stocks or securities or a combination thereof) (the "Index Warrants"); warrants entitling the holders thereof to receive from the Corporation, upon exercise, the cash value of the right to purchase or to sell a specified amount of one foreign currency or unit of two or more currencies for a specified amount of a different currency or unit of two or more currencies, each as shall be designated by the Corporation at the time of offering (the "Currency Warrants"); and warrants entitling the holders thereof to receive from the Corporation, upon exercise, an amount in cash determined by reference to decreases or increases in the yield or closing price of one or more specified debt instruments issued either by the United States government or by a foreign government (each, a "Debt Instrument"), in the interest rate or interest rate swap rate specified in the Prospectus Supplement relating to such warrants (each, a "Rate"), or in any specified combination of Debt Instruments and/or Rates (the "Interest Rate Warrants," and with the Debt Warrants, the Index Warrants and the Currency Warrants, the "Warrants"). The Debt Securities may be senior debt securities (the "Senior Debt Securities") or subordinated debt securities (the "Subordinated Debt Securities"). Debt Securities and Warrants (collectively, the "Offered Securities") will be offered on terms to be determined at the time of offering.

  Each issue of Debt Securities may vary as to aggregate principal or face amount, maturity date, public offering or purchase price, interest rate or rates, if any, and timing of payments thereof, provision for redemption, if any, any terms of conversion or exchange, currencies of denomination or currencies otherwise applicable thereto and any other terms and method of distribution. Each issue of Warrants may vary as to number, purchase price, exercise price and provisions, detachability and any other terms and method of distribution. The accompanying Prospectus Supplement (the "Prospectus Supplement") will set forth the specific terms with regard to the particular Offered Securities in respect of which this Prospectus is being delivered.

  The Offered Securities may be offered either separately or together as units and may be sold by the Corporation directly or through agents or dealers. In addition, the Offered Securities may be sold to or through underwriting syndicates led by one or more managing underwriters or through one or more underwriters acting alone pursuant to offering terms fixed at the time of offering. The agents, dealers or underwriters in connection with the sale of any Offered Securities will be set forth in the applicable Prospectus Supplement.

  The Senior Debt Securities, when issued, will rank on a parity with all other unsecured and unsubordinated indebtedness of the Corporation. The Subordinated Debt Securities, when issued, will be unsecured and subordinated as described herein under "Description of Debt Securities--Subordination of Subordinated Debt Securities." Payment of the principal of the Subordinated Debt Securities may be accelerated only in the case of certain events involving the bankruptcy, insolvency or reorganization of the Corporation. There is no right of acceleration of payment of Subordinated Debt Securities in the case of a default in the performance of any covenant of the Corporation, including the payment of principal or interest. See "Description of Debt Securities--Events of Default--Subordinated Debt Securities."
                                  -----------
  THE OFFERED SECURITIES WILL NOT BE  DEPOSITS OR OTHER OBLIGATIONS OF A BANK
     AND WILL NOT BE INSURED  BY THE FEDERAL DEPOSIT INSURANCE CORPORATION
       OR ANY OTHER GOVERNMENTAL AGENCY.
                                  -----------
 THESE SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE  COMMISSION  OR  ANY  STATE  SECURITIES  COMMISSION  NOR  HAS  THE
    SECURITIES AND EXCHANGE  COMMISSION OR ANY  STATE SECURITIES COMMISSION
     PASSED  UPON  THE  ACCURACY  OR  ADEQUACY  OF  THIS  PROSPECTUS.  ANY
       REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               The date of this Prospectus is May   , 1994.

FOR NORTH CAROLINA INVESTORS: THE COMMISSIONER OF INSURANCE OF THE STATE OF NORTH CAROLINA HAS NOT APPROVED OR DISAPPROVED THIS OFFERING, NOR HAS THE COMMISSIONER PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT.

                             AVAILABLE INFORMATION

  The Corporation is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information concerning the Corporation can be inspected and copied at the Commission's office at 450 Fifth Street, N.W., Washington, D.C. 20549, and the Commission's Regional Offices in New York (Seven World Trade Center, 13th Floor, New York, New York 10048) and Chicago (500 West Madison Street, Suite 1400, Chicago, Illinois 60661), and copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, such material can be inspected at the offices of the New York Stock Exchange and the American Stock Exchange on which certain securities of the Corporation are listed. This Prospectus does not contain all of the information set forth in the registration statement of which this Prospectus is a part (the "Registration Statement") that the Corporation has filed with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), and to which reference is hereby made.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The Corporation hereby incorporates by reference in this Prospectus the following documents:

    (a) The Corporation's Annual Report on Form 10-K (file number 1-5920) for the year ended December 31, 1993, filed pursuant to Section 13 of the Exchange Act; and

    (b) The Corporation's Current Reports on Form 8-K (file number 1-5920) dated January 20, March 21 and April 19, 1994, filed pursuant to Section 13 of the Exchange Act.

  All documents filed by the Corporation pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Offered Securities shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein or in any accompanying Prospectus Supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  Any person who receives a copy of this Prospectus may obtain without charge, upon written or oral request, a copy of any of the documents incorporated by reference herein, except for the exhibits to such documents (unless such exhibits are specifically incorporated by reference herein). Written requests should be mailed to the Office of the Secretary, Bankers Trust New York Corporation, 280 Park Avenue, New York, New York 10017. Telephone requests may be directed to (212) 454-4022.

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  NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE CORPORATION. THIS PROSPECTUS AND ANY ACCOMPANYING PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THOSE TO WHICH THEY RELATE OR AN OFFER TO ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER WOULD BE UNLAWFUL OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO. NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THEREOF OR, IN THE CASE OF INFORMATION INCORPORATED HEREIN OR THEREIN BY REFERENCE, THE DATE OF FILING WITH THE COMMISSION.

                       BANKERS TRUST NEW YORK CORPORATION

GENERAL

  The Corporation is a bank holding company incorporated under the laws of the State of New York in 1965. At March 31, 1994, the Corporation had consolidated total assets of $103.7 billion. The Corporation's principal banking subsidiary is Bankers Trust Company ("Bankers"). Bankers, founded in 1903, is among the largest commercial banks in New York City and the United States, based on consolidated total assets. The Corporation concentrates its financial and managerial resources on selected markets, and services its clients by meeting their needs for financing, advisory, processing and sophisticated risk management solutions. The core organizational units of the Corporation are the Global Investment Bank, Global Markets Proprietary, Global Investment Management, Global Emerging Markets and Global Assets. Other business activities include real estate finance and principal investing. The Corporation also conducts its own proprietary operations. Among the institutional market segments served are corporations, banks, other financial institutions, governments and agencies, retirement plans, not-for-profit organizations, wealthy individuals, foundations, private companies and individual investors. Bankers originates loans and other forms of credit, accepts deposits, arranges financings and provides numerous other commercial banking and financial services. Bankers also provides a broad range of financial advisory services to its clients and engages in the proprietary trading of currencies, securities, derivatives and commodities.

  The Corporation is a legal entity separate and distinct from its subsidiaries, including Bankers. There are various legal limitations governing the extent to which the Corporation's banking subsidiaries may extend credit, pay dividends or otherwise supply funds to, or engage in transactions with, the Corporation or certain of its other subsidiaries. The rights of the Corporation to participate in any distribution of assets of any subsidiary, including Bankers, upon its dissolution, winding-up, liquidation or reorganization or otherwise are subject to the prior claims of creditors of that subsidiary, except to the extent that the Corporation is a creditor of that subsidiary and its claims are recognized. Claims on the Corporation's subsidiaries by creditors other than the Corporation include long-term debt and substantial obligations with respect to deposit liabilities, securities sold, not yet purchased, federal funds purchased, securities sold under repurchase agreements and commercial paper, as well as various other liabilities.

  The Corporation's principal executive offices are located at 280 Park Avenue, New York, New York 10017, and its telephone number is (212) 250-2500.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

                                                                    THREE MONTHS
                                           YEAR ENDED DECEMBER 31,     ENDED
                                           ------------------------  MARCH 31,
                                           1989 1990 1991 1992 1993     1994
                                           ---- ---- ---- ---- ---- ------------
Excluding Interest on Deposits............ 0.67 1.30 1.40 1.44 1.71     1.34
Including Interest on Deposits............ 0.83 1.16 1.22 1.28 1.48     1.26

  For purposes of computing these consolidated ratios, earnings represent income (loss) before income taxes, cumulative effects of accounting changes and equity in undistributed income of unconsolidated subsidiaries and affiliates, plus fixed charges excluding capitalized interest. Fixed charges represent all interest expense (ratios are presented both excluding and including interest on deposits), the portion of net rental expense that is deemed representative of the interest factor, the amortization of debt issuance expense and capitalized interest. For the year ended December 31, 1989, earnings, as defined, did not cover fixed charges, excluding and including interest on deposits, by $834 million as a result of the 1989 special provision for refinancing country credit losses of $1.6 billion.

                                USE OF PROCEEDS

  Unless otherwise indicated in the accompanying Prospectus Supplement, the net proceeds from the sale of the Offered Securities will be used for general corporate purposes, including investments in, or extensions of credit to, the Corporation's subsidiaries. Except as described in the accompanying Prospectus Supplement, specific allocations of the proceeds to such purposes have not been made, although management will have determined at the date of the accompanying Prospectus Supplement that funds should be borrowed at that time. The precise amount and timing of such investments in, or extensions of credit to, subsidiaries will depend on the subsidiaries' funding requirements and the availability of other funds. A substantial portion of the net proceeds from the sale of the Offered Securities may be used to hedge such Offered Securities by entering into transactions such as currency forwards, futures and options on futures, over-the-counter or exchange traded options, interest rate swaps, options on certain interest rates and other transactions relating to the currency, security, interest rate or index used to hedge the Corporation's obligations in respect of the Offered Securities. Pending such applications, such net proceeds may be temporarily invested or applied to the reduction of short-term indebtedness.

                         DESCRIPTION OF DEBT SECURITIES

  Senior Debt Securities may be issued from time to time in one or more series under an Indenture, dated as of November 1, 1991, as amended by the First Supplemental Indenture, dated as of September 1, 1993 (as so supplemented, the "Senior Indenture"), between the Corporation and The Chase Manhattan Bank (National Association), as Trustee (the "Senior Trustee"). Subordinated Debt Securities may be issued from time to time in one or more series under either an Indenture, dated as of April 1, 1992, as amended by the First Supplemental Indenture, dated as of January 15, 1993 (as so supplemented, the "First Subordinated Indenture"), between the Corporation and Marine Midland Bank, as Trustee (the "First Subordinated Trustee"), or under an indenture (the "Second Subordinated Indenture," and with the First Subordinated Indenture, the "Subordinated Indentures"), to be entered into before the first issuance of securities thereunder, between the Corporation and a trustee to be named in the Prospectus Supplement applicable to the first series of Debt Securities to be issued pursuant to such Indenture (the "Second Subordinated Trustee," and with the First Subordinated Trustee, the "Subordinated Trustees"). The Senior Indenture and the Subordinated Indentures are sometimes referred to collectively as the "Indentures," and the Senior Trustee and the Subordinated Trustees are sometimes referred to collectively as the "Trustees." As used under this caption, unless the context otherwise requires, "debt securities" in lower case refers to all debt securities issued or issuable, as the case may be, under the Indentures, and "Debt Securities" refers to the Debt Securities covered by this Prospectus and any accompanying Prospectus Supplement. The statements under this caption are brief summaries of certain provisions contained in the Indentures, do not purport to be complete, and are qualified in their entirety by reference to the Indentures, including the definitions therein of certain terms, copies of which are filed or incorporated by reference as exhibits to the Registration Statement. The Debt Securities may be offered either alone or together with other Debt Securities or Warrants.

GENERAL

  Each Indenture provides for the issuance of debt securities in one or more series, and does not limit the principal or face amount of debt securities that may be issued thereunder.

  Reference is made to the accompanying Prospectus Supplement for the following terms of the Debt Securities being offered hereby: (1) the specific title of the Debt Securities; (2) whether the Debt Securities are Senior Debt Securities or Subordinated Debt Securities; (3) the aggregate principal amount of such Debt Securities; (4) the percentage of their principal amount at which the Debt Securities will be issued; (5) the date on which the Debt Securities will mature; (6) whether the Debt Securities will bear interest and, if so, the rate or rates per annum or the method for determining the rate or rates per annum at which the Debt Securities will bear interest; (7) any index used to determine the amount of principal of, and premium, if any, and interest, if any, on, the Debt Securities; (8) the time or times at which any such principal, premium or interest will be payable; (9) any provisions relating to optional or mandatory redemption of the Debt Securities; (10) the denominations in which the Debt Securities are authorized to be issued; (11) the place or places at which, the period or periods within which, the price or prices at which and the terms and conditions, if any, upon which the Debt Securities may be exchanged for or converted into other securities of the Corporation, including capital securities; (12) the currency, or unit of two or more currencies, in which the Debt Securities are denominated, if other than U.S. dollars, and the currency, or unit of two or more currencies, in which interest is payable if other than the currency in which the Debt Securities are denominated; (13) the place or places at which the Corporation will make payments of principal, premium, if any, and interest, if any, and the method of such payment; (14) whether the Debt Securities will be issued, in whole or in part, in the form of one or more Global Debt Securities (as hereinafter defined) and, in such case, the depository for such Global Debt Security or Global Debt Securities; (15) the person to whom any Debt Security of such series will be payable, if other than the person in whose name that Debt Security (or one or more Predecessor Securities (as defined in the applicable Indenture)) is registered at the close of business on the Regular Record Date (as defined in the applicable Indenture) for such interest; (16) the extent to which, or the manner in which, any interest payable on a Global Debt Security on an Interest Payment Date (as defined in the applicable Indenture) will be paid; (17) any additional covenants and Events of Default (as defined in the applicable Indenture) and the remedies with respect thereto not set forth in the respective Indenture; and (18) any other specific terms of the Debt Securities.

SUBORDINATION OF SUBORDINATED DEBT SECURITIES

  Unless otherwise indicated in the accompanying Prospectus Supplement, the Subordinated Debt Securities will be subject to the subordination provisions set forth in the applicable Subordinated Indenture and described below.

  The payment of the principal of, premium, if any, and interest on the Subordinated Debt Securities will, to the extent set forth in the applicable Subordinated Indenture, be subordinated in right of payment to the prior payment in full of all Senior Indebtedness (as defined below). In certain events of insolvency, the payment of the principal of, and premium, if any, and interest on, the Subordinated Debt Securities will, to the extent set forth in the applicable Subordinated Indenture, also be effectively subordinated in right of payment to the prior payment in full of all Other Financial Obligations (as defined below). Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshalling of assets or any bankruptcy, insolvency or similar proceedings of the Corporation, the holders of all Senior Indebtedness will first be entitled to receive payment in full of all amounts due or to become due thereon before the holders of the Subordinated Debt Securities will be entitled to receive any payment in respect of the principal of, premium, if any, or interest on the Subordinated Debt Securities. If upon any such payment or distribution of assets to creditors, there remain, after giving effect to such subordination provisions in favor of the holders of Senior Indebtedness, any amounts of cash, property or securities available for payment or distribution in respect of Subordinated Debt Securities (as defined in each Subordinated Indenture, "Excess Proceeds") and if, at such time, any persons entitled to payment in respect of Other Financial Obligations have not received payment in full of all amounts due or to become due on or in respect of such Other Financial Obligations, then such Excess Proceeds will first be applied to pay or provide for the payment in full of such Other Financial Obligations before any payment or distribution may be made in respect of the Subordinated Debt Securities. In the event of the acceleration of the maturity of any Subordinated Debt Securities, the holders of all Senior Indebtedness will first be entitled to receive payment in full of all amounts due thereon before the holders of the Subordinated Debt Securities will be entitled to receive any payment upon the principal of, premium, if any, or interest on the Subordinated Debt Securities. No payments on account of principal of, premium, if any, or interest on the Subordinated Debt Securities or on account of the purchase or acquisition of Subordinated Debt Securities may be made if there has occurred and is continuing a default in any payment with respect to Senior Indebtedness, or if any judicial proceeding is pending with respect to any such default.

  By reason of such subordination in favor of the holders of Senior Indebtedness, in the event of insolvency, creditors of the Corporation who hold obligations other than Senior Indebtedness and the Subordinated Debt Securities may recover less in respect of such obligations, ratably, than holders of Senior Indebtedness and may recover more in respect of such obligations, ratably, than the holders of the Subordinated Debt Securities. By reason of the obligation of the holders of the Subordinated Debt Securities to pay over any Excess Proceeds to persons entitled to payment in respect of Other Financial Obligations, in the event of insolvency, holders of Existing Subordinated Indebtedness (as defined in the applicable Indenture) that are not required to pay over Excess Proceeds may recover less, ratably, than persons entitled to payment in respect of Other Financial Obligations and may recover more, ratably, than the holders of Subordinated Debt Securities.

  "Senior Indebtedness," unless otherwise specified with respect to any series of debt securities, is defined in each Subordinated Indenture as the principal of, premium, if any, and interest (including interest accruing subsequent to the commencement of any proceeding for the bankruptcy or reorganization of the Corporation) on (a) all indebtedness for money borrowed, whether outstanding on the date of execution of such Subordinated Indenture or thereafter created, assumed or incurred, except such indebtedness as is by its terms expressly stated to be not superior in right of payment to the Subordinated Debt Securities issued under such Subordinated Indenture or to rank pari passu with such Subordinated Debt Securities or is identified in a Board Resolution or any indenture supplemental to such Subordinated Indenture as not superior in right of payment or to rank pari passu with such Subordinated Debt Securities and (b) any deferrals, renewals or extensions of any such indebtedness for money borrowed. Senior Indebtedness does not, however, include any obligations on account of Existing Subordinated Indebtedness (as defined below). The term "indebtedness for money borrowed," unless otherwise specified with respect to any series of debt securities, is defined to mean any obligation of, or any obligation guaranteed by, the Corporation for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments, and any deferred obligation for the payment of the purchase price of property or assets.

  "Existing Subordinated Indebtedness" means, unless otherwise specified with respect to any series of debt securities, the Corporation's 6.00% Subordinated Notes due October 15, 2008, 7.50% Convertible Capital Securities due 2033, Subordinated LIBOR/CMT Floating Rate Debentures due 2003, 7 5/8% Convertible Capital Securities due 2033, Subordinated Floating Rate Notes due 2005, Subordinated Constant Maturity Treasury Floating Rate Debentures due 2003, 7.25% Subordinated Debentures due January 15, 2003, Subordinated Floating Rate Notes due 2002, 7 1/8% Subordinated Debentures due July 31, 2002, 8 1/8% Subordinated Debentures due May 15, 2002, 7.50% Subordinated Debentures due January 15, 2002, 9.00% Subordinated Debentures due August 1, 2001, 9.40% Subordinated Debentures due March 1, 2001, 9.50% Subordinated Debentures due June 14, 2000, Zero Coupon Subordinated Yen Notes due 1997-2004, 10.20% Subordinated Debentures due March 15, 1999, 9.20% Subordinated Capital Notes due July 15, 1999, Subordinated Money Market Capital Notes, Series A, B and C due 1999, 8% Subordinated Debentures due March 15, 1997, 8 1/4% Subordinated Debentures due July 2, 1996, and the Corporation's guaranty in respect of the 6.90% Subordinated Notes due March 1, 1995 of Bankers and such other indebtedness as may be specified in the accompanying Prospectus Supplement.

  "Other Financial Obligations" means, unless otherwise specified with respect to any series of debt securities, all obligations of the Corporation to make payment pursuant to the terms of financial instruments, such as (i) securities contracts and foreign currency exchange contracts, (ii) derivative instruments, such as swap agreements (including interest rate and foreign exchange rate swap agreements), cap agreements, floor agreements, collar agreements, interest rate agreements, foreign exchange rate agreements, options, commodity futures contracts, commodity option contracts, and (iii) in the case of both (i) and
(ii) above, similar financial instruments, other than (A) obligations on account of Senior Indebtedness and (B) obligations on account of indebtedness for money borrowed ranking pari passu with or subordinate to the Subordinated Debt Securities.

  The Corporation's obligations under the Subordinated Debt Securities will rank pari passu in right of payment with each other and with the Existing Subordinated Indebtedness, subject to the obligations of the holders of Subordinated Debt Securities to pay over any Excess Proceeds to persons entitled to payment in respect of Other Financial Obligations as provided in the applicable Subordinated Indenture.

  As of March 31, 1994, Senior Indebtedness and Other Financial Obligations of the Corporation aggregated approximately $12.0 billion.

  The Subordinated Indentures do not limit or prohibit the incurrence of additional Senior Indebtedness and Other Financial Obligations, which may include indebtedness that is senior to the Subordinated Debt Securities but subordinate to other obligations of the Corporation, including obligations of the Corporation in respect of Other Financial Obligations.

FORM, EXCHANGE, REGISTRATION AND TRANSFER

  Debt Securities of a series may be issuable in definitive or global form. Unless otherwise specified in the applicable Prospectus Supplement, Debt Securities will be issued in the form of Global Securities (as defined below) held in book-entry form. See "Book-Entry Securities" below.

  Debt Securities may be presented for registration of transfer (with the form of transfer printed thereon duly executed) at the office of the Security Registrar (as defined in the applicable Indenture), or at the office of any transfer agent designated by the Corporation for such purpose with respect to any series of Debt Securities and referred to in the applicable Prospectus Supplement, without service charge and upon payment of any taxes and other governmental charges as described in the applicable Indenture. Such transfer or exchange will be effected upon the Security Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. The Corporation has appointed Bankers as Security Registrar with respect to both the Senior Debt Securities and the Subordinated Debt Securities. If a Prospectus Supplement refers to any transfer agents (in addition to the Security Registrar) initially designated by the Corporation with respect to any series of Debt Securities, the Corporation may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that the Corporation will be required to maintain a transfer agent in each Place of Payment (as defined in the applicable Indenture) for such series. The Corporation may at any time designate additional transfer agents with respect to any series of Debt Securities.

  In the event of any redemption in part, the Corporation shall not be required to (i) issue, register the transfer of or exchange any Debt Security during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of Debt Securities of like tenor and of the series of which such Debt Security is a part, and ending at the close of business on the earliest date in which the relevant notice of redemption is deemed to have been given to all holders of Debt Securities of like tenor and of such series to be redeemed or (ii) register the transfer of or exchange any Debt Security so selected for redemption, in whole or in part, except the unredeemed portion of any Debt Security being redeemed in part.

PAYMENT AND PAYING AGENTS

  Unless otherwise indicated in the applicable Prospectus Supplement, payment of principal of and premium, if any, on any Debt Security will be made only against surrender to the Paying Agent (as defined in the applicable Indenture) of such Debt Security. Unless otherwise indicated in the applicable Prospectus Supplement, principal of, premium, if any, and interest on Debt Securities will be payable, subject to any applicable laws and regulations, at the office of such Paying Agent or Paying Agents as the Corporation may designate from time to time, except that at the option of the Corporation payment of any interest may be made by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register (as defined in the applicable Indenture) with respect to such Debt Securities. Unless otherwise indicated in an applicable Prospectus Supplement, payment of interest on a Debt Security on any Interest Payment Date (as defined in the applicable Indenture) will be made to the person in whose name such Debt

Security (or Predecessor Security) is registered at the close of business on the Regular Record Date for such interest.

  Unless otherwise indicated in the applicable Prospectus Supplement, the Corporate Trust Office (as defined in the applicable Indenture) of Bankers in The City of New York will be designated as the Corporation's sole Paying Agent for payments with respect to Debt Securities of each series. Any Paying Agents outside of the United States and any other Paying Agents in the United States initially designated by the Corporation for the Debt Securities of any series will be named in the applicable Prospectus Supplement. The Corporation may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that the Corporation will be required to maintain a Paying Agent in each Place of Payment for each series of Debt Securities.

  All moneys paid by the Corporation to a Paying Agent for the payment of the principal of, premium, if any, or interest on any Debt Security of any series and that remain unclaimed at the end of two years after such principal, premium, if any, or interest shall have become due and payable will be repaid to the Corporation and the holder of such Debt Security must thereafter look only to the Corporation for payment of such amounts.

MODIFICATION OF THE INDENTURES

  Each Indenture contains provisions that permit the Corporation and the applicable Trustee, with the consent of the holders of not less than 66 2/3% in principal amount of the debt securities that are affected by the modification, to modify the particular Indenture or any supplemental indenture or the rights of the holders of the debt securities issued under such Indenture. However, no such modification may, without the consent of the holder of each outstanding debt security affected thereby, (a) change the stated maturity date of the principal of, or any installment of principal of or interest on, any such debt security, (b) reduce the principal amount of, or premium or rate of interest on, any such debt security, (c) reduce the amount of principal of an original issue discount debt security payable upon acceleration of the maturity thereof,
(d) change the place or currency of payment of principal of, or premium or interest on, any such debt security, (e) impair the right to institute suit for the enforcement of any payment on or with respect to any such debt security, or
(f) reduce the percentage in principal amount of Outstanding Debt Securities (as defined in such Indenture) of any series the consent of whose holders is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of such Indenture or for waiver of certain defaults.

EVENTS OF DEFAULT

  Senior Debt Securities. An Event of Default with respect to Senior Debt Securities of any series is defined in the Senior Indenture as being: default for 30 days in payment of any interest on Senior Debt Securities of such series; default in payment of principal of, or premium, if any, on, Senior Debt Securities of such series; default for 30 days in payment of any mandatory sinking fund payment required by the Senior Debt Securities of such series; default for 90 days after notice in performance of any other covenant in the Senior Debt Securities of such series or in the Senior Indenture; or certain events of bankruptcy, insolvency or reorganization. If an Event of Default with respect to Senior Debt Securities of any series occurs and is continuing, the Senior Trustee or the holders of not less than 25% in principal or face amount of the Senior Debt Securities of such series then outstanding may declare the principal of all such Senior Debt Securities to be due and payable. The Corporation is required to furnish to the Senior Trustee annually a statement as to the performance by the Corporation of its obligations under the Senior Indenture and as to any default in such performance. Under certain circumstances, any declaration of acceleration with respect to Senior Debt Securities of any series may be rescinded and past defaults (except, unless theretofore cured, a default in the payment of principal of, premium, if any, or interest on the Senior Debt Securities) may be waived by the holders of a majority in aggregate principal amount of the Senior Debt Securities of such series then outstanding. The Senior Trustee may withhold notice to the holders of Senior Debt Securities of any series of any continuing default (except in the payment of the principal of, or premium, if any, or interest on any Senior Debt Securities of such series or in the payment of any sinking fund installment) if the Senior Trustee considers it in the interest of holders of such series of Senior Debt Securities to do so.

  Subordinated Debt Securities. An Event of Default with respect to Subordinated Debt Securities of any series is defined in each Subordinated Indenture as being one of certain events involving a bankruptcy, insolvency or reorganization of the Corporation. If an Event of Default with respect to Subordinated Debt Securities of any series shall have occurred and be continuing, either the applicable Subordinated Trustee or the holders of not less than 25% in aggregate principal or face amount of the Subordinated Debt Securities of such series then outstanding may declare the principal of such Subordinated Debt Securities to be due and payable immediately. The Corporation is required to furnish to each Subordinated Trustee annually a statement as to the performance by the Corporation of its obligations under the applicable Subordinated Indenture and as to any default in such performance. Under certain circumstances, any declaration of acceleration with respect to Subordinated Debt Securities of any series may be rescinded and past defaults (except, unless theretofore cured, a default in the payment of principal of, premium, if any, or interest on such Subordinated Debt Securities) may be waived by the holders of a majority in aggregate principal amount of the Subordinated Debt Securities of such series then outstanding. Each Subordinated Trustee may withhold notice to the holders of the Subordinated Debt Securities of any series issued under the applicable Indenture of any continuing default (except in the payment of the principal of, or premium, if any, or interest on any Subordinated Debt Securities of such series or in the payment of any sinking fund installment) if such Subordinated Trustee considers it in the interest of the holders of such series of Subordinated Debt Securities to do so.

  The Subordinated Indentures do not provide for any right of acceleration of the payment of the principal of a series of Subordinated Debt Securities upon a default in the payment of principal, premium, if any, or interest or a default in the performance of any covenant or agreement in the Subordinated Debt Securities of the particular series or in the Subordinated Indenture. In the event of a default in the payment of interest, principal or premium, if any, the holder of a Subordinated Debt Security (or the Subordinated Trustee on behalf of the holders of all of the series of Subordinated Debt Securities affected) may, subject to certain limitations and conditions, seek to enforce payment of such interest, principal or premium, if any.

CONSOLIDATION, MERGER, SALE OR CONVEYANCE

  The Corporation has covenanted in the Indentures that it will not merge or consolidate with any other corporation or sell or convey all or substantially all of its assets to any person, firm or corporation unless the Corporation is the continuing corporation, or the successor corporation is a corporation organized under the laws of the United States of America or a state thereof and such corporation expressly assumes the obligations under any outstanding debt securities and the respective Indentures and the Corporation or such successor corporation is not, immediately after such merger, consolidation, sale or conveyance, in default in the performance of any of the covenants or conditions of the respective Indentures. The Indentures do not contain any other covenant that restricts the Corporation's ability to merge or consolidate with any other corporation, sell or convey all or substantially all of its assets to any person, firm or corporation or otherwise engage in restructuring transactions. Further, the Indentures do not contain any provisions that would provide protection to holders of Debt Securities against a sudden and dramatic decline in credit quality resulting from a takeover, recapitalization or similar restructuring of the Corporation.

TITLE

  The Corporation, the Trustees and any agent of the Corporation or the relevant Trustee may treat the registered owner of any Debt Security as the absolute owner thereof (whether or not such Debt Security shall be overdue and notwithstanding any notice to the contrary) for the purpose of making payment and for all other purposes.

REPLACEMENT OF DEBT SECURITIES

  Any mutilated Debt Security will be replaced by the Corporation at the expense of the holder upon surrender of such Debt Security to the Trustee. Debt Securities that are destroyed, lost or stolen will be replaced by the Corporation at the expense of the holder upon delivery to the relevant Trustee of evidence of the destruction, loss or theft thereof satisfactory to the Corporation and the relevant Trustee. In the case of a destroyed, lost or stolen Debt Security, an indemnity satisfactory to the relevant Trustee and the Corporation may be required at the expense of the holder of such Debt Security before a replacement Debt Security will be issued.

GOVERNING LAW

  The Indentures and the Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York.

INFORMATION CONCERNING THE TRUSTEES

  Subject to the provisions of the relevant Indenture relating to its duties, each Trustee will be under no obligation to exercise any of its rights or powers under such Indenture at the request, order or direction of any of the holders of debt securities issued thereunder, unless such holders have offered to such Trustee reasonable indemnity. Subject to such provision for indemnification, the holders of a majority in principal amount of the debt securities then outstanding thereunder will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee under the relevant Indenture, or exercising any trust or power conferred on such Trustee.

  Senior Trustee. Bankers serves as trustee under various indentures for The Chase Manhattan Corporation, parent company of the Senior Trustee. The Senior Trustee also serves as trustee under another indenture with the Corporation relating to other issues of its debt securities. In addition, the Corporation and Bankers have other relationships arising in the ordinary course of business with the Senior Trustee.

  First Subordinated Trustee. Bankers serves as trustee under an indenture for an affiliate of the First Subordinated Trustee. In addition, the Corporation and Bankers have other relationships arising in the ordinary course of business with the First Subordinated Trustee.

  Second Subordinated Trustee. The Second Subordinated Trustee will be named in the Prospectus Supplement relating to the first series of Subordinated Debt Securities issued under the Second Subordinated Indenture.

                            DESCRIPTION OF WARRANTS

  The Corporation may issue from time to time, either together with Debt Securities or other Warrants or separately, one or more series of Debt Warrants, Currency Warrants, Index Warrants or Interest Rate Warrants. The Warrants are to be issued under separate warrant agreements (each, a "Warrant Agreement") to be entered into between the Corporation and a bank or trust company, as warrant agent (each, a "Warrant Agent"), all as will be set forth in the applicable Prospectus Supplement. Copies of the forms of Warrant Agreements relating to Debt Warrants, Currency Warrants, Index Warrants, and Interest Rate Warrants, including the forms of global certificates representing such Warrants (the "Warrant Certificates"), are filed as exhibits to the Registration Statement and incorporated herein by reference. The statements under this caption are brief summaries of certain provisions contained in the Warrant Agreements, do not purport to be complete, and are qualified in their entirety by reference to the forms of such agreements, including the definitions therein of certain terms, copies of which are filed or incorporated by reference as exhibits to the Registration Statement.

DESCRIPTION OF DEBT WARRANTS

  General. Unless otherwise specified in the applicable Prospectus Supplement, each Debt Warrant will entitle the holder of such Warrant to purchase for cash the principal or face amount of Warrant Debt Securities at the exercise price set forth in, or determined as set forth in, the applicable Prospectus Supplement. Unless earlier terminated or cancelled, Debt Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable Prospectus Supplement. After the close of business on such expiration date (or such later date to which such expiration date may be extended by the Corporation), unexercised Debt Warrants will become void.

  The applicable Prospectus Supplement will describe the terms of the Debt Warrants offered thereby, the Warrant Agreement relating to such Debt Warrants and the Warrant Certificates representing such Debt Warrants, including the following: (1) the title of such Debt Warrants; (2) the aggregate number of such issue of Debt Warrants; (3) the initial offering price of such Debt Warrants; (4) the designation, aggregate face or principal amount, aggregate price at which such principal or face amount may be purchased upon exercise, and terms of the Warrant Debt Securities purchasable upon exercise of such Debt Warrants, including, in the case of Debt Warrants exercisable for Debt Securities, whether such Debt Securities are Senior Debt Securities or Subordinated Debt Securities; (5) the circumstances, if any, in which the exercise price of such Debt Warrants may change; (6) the principal or face amount of Warrant Debt Securities purchasable upon exercise of each such Debt Warrant and the price at which such face or principal amount of Warrant Debt Securities may be purchased upon such exercise; (7) the currency, or unit of two or more currencies, in which the initial offering price and/or the exercise price of such Debt Warrants is payable; (8) the minimum number, if any, of such Debt Warrants that must be exercised at any one time, other than upon automatic exercise, if any; (9) the maximum number, if any, of such Debt Warrants that may, subject to election by the Corporation, be exercised by all owners (or by any person or entity) on any day; (10) any provisions for the automatic exercise of such Debt Warrants; (11) whether and under what circumstances such Debt Warrants may be cancelled by the Corporation prior to expiration; (12) any other procedures and conditions relating to the exercise of such Debt Warrants;
(13) if applicable, the designation and terms of any related Debt Securities or other Warrants with which such Debt Warrants are issued, including whether such Debt Securities are Senior Debt Securities or Subordinated Debt Securities and whether such other Warrants are Debt Warrants, Currency Warrants, Index Warrants or Interest Rate Warrants, and the number of such Debt Warrants issued with each such Debt Security or other Warrant; (14) the date, if any, on and after which such Debt Warrants and any related Debt Securities or other Warrants will be separately transferable; (15) the date on which the right to exercise such Debt Warrants will commence and the date on which such right will expire; (16) the identity of the Warrant Agent under the applicable Warrant Agreement; (17) any national securities exchange on which such Debt Warrants will be listed; and (18) any other terms of such Debt Warrants.

  Unless otherwise specified in the applicable Prospectus Supplement, Debt Warrants will be issued in the form of Global Securities held in book-entry form. See "Book-Entry Securities" below.

  Exercise of Debt Warrants. Debt Warrants may be exercised in the manner set forth in the applicable Prospectus Supplement. Unless otherwise specified in the applicable Prospectus Supplement, in the case of Debt Warrants held in book-entry form, as described under "Book-Entry Securities" below, upon receipt by the Warrant Agent of payment of the exercise price and notice of exercise and delivery of the applicable Debt Warrants to the account of the Corporation free on the books of DTC (as defined below), the Corporation will, as soon as practicable, forward to the holder of such Debt Warrants the Warrant Debt Securities purchasable upon such exercise. In the case of Debt Warrants held in definitive form, the Corporation will make available to the Warrant Agent the Warrant Debt Securities purchasable upon such exercise for delivery to the holders of such Debt Warrants as soon as practicable upon receipt of payment of the exercise price and the Warrant Certificate properly completed and duly executed at the corporate trust office of the applicable Warrant Agent or any other office indicated in the applicable Prospectus Supplement. If fewer than all of the Debt Warrants represented by such Warrant Certificate are exercised, a new Warrant Certificate will be issued for the remaining number of Debt Warrants.

  Before the exercise of their Debt Warrants, holders of Debt Warrants will not have any of the rights of holders of the Warrant Debt Securities purchasable upon such exercise, will not be entitled to payments of principal of, premium, if any, or interest on, the Warrant Debt Securities purchasable upon such exercise, and will not have the right to enforce any of the covenants in the Indenture applicable to such Warrant Debt Securities.

  Other Information. Other important information regarding the Debt Warrants is set forth below under "--Certain Items Applicable to All Warrants" and under "Book-Entry Securities," "United States Taxation" and "Foreign Currency Risks."

DESCRIPTION OF CURRENCY WARRANTS

  General. Currency Warrants may be issued in the form of (i) Currency Warrants ("Currency Put Warrants") entitling the holders thereof to receive from the Corporation upon exercise the cash settlement value of the right to sell a specified amount of one foreign currency, or unit of two or more currencies (the "Base Currency"), for a specified amount of another foreign currency, or unit of two or more currencies (the "Reference Currency"), (ii) Currency Warrants ("Currency Call Warrants") entitling the holders thereof to receive from the Corporation upon exercise the cash settlement value of the right to purchase a specified amount of a Base Currency for a specified amount of a Reference Currency, or (iii) any combination of the foregoing.

  Unless otherwise provided in the applicable Prospectus Supplement, each Currency Warrant will entitle the holder thereof to receive from the Corporation upon exercise the cash settlement value of such Currency Warrant. Unless earlier terminated or cancelled, Currency Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable Prospectus Supplement. Certain Currency Warrants will, if specified in the applicable Prospectus Supplement, entitle the holders thereof to receive from the Corporation a certain amount upon cancellation of the Currency Warrants by the Corporation upon the occurrence of specified events. If specified in the applicable Prospectus Supplement, the Currency Warrants will be deemed automatically exercised if not exercised by the holder thereof on or before the expiration date of such Warrants (or such other date as is specified in the applicable Prospectus Supplement). In addition, if so specified in the applicable Prospectus Supplement, following the occurrence of an Extraordinary Event (as defined in the applicable Prospectus Supplement), the cash settlement value of a Currency Warrant may, at the option of the Corporation, be determined on a different basis, including in connection with automatic exercise at expiration.

  The applicable Prospectus Supplement will describe the terms of the Currency Warrants offered thereby, the Warrant Agreement relating to such Currency Warrants and the Warrant Certificates representing such Currency Warrants, including the following: (1) the title of such Currency Warrants; (2) whether such Currency Warrants shall be Currency Put Warrants, Currency Call Warrants, or any combination thereof; (3) the aggregate number of such issue of Currency Warrants; (4) the initial offering price of such Currency Warrants; (5) the exercise price, if any, of such Currency Warrants; (6) the currency, or unit of two or more currencies, in which the initial offering price, the exercise price, if any, and/or the cash settlement value of such Currency Warrants is payable; (7) the Base Currency and Reference Currency for such Currency Warrants; (8) the formula for determining the cash settlement value of such Currency Warrants; (9) the circumstances, if any, in which the exercise price, if any, or the formula for determining the cash settlement value may change;
(10) whether and under what circumstances a maximum expiration value is applicable upon the expiration or exercise of such Currency Warrants; (11) the effect or effects, if any, of the occurrence of an Extraordinary Event; (12) the minimum number, if any, of such Currency Warrants that must be exercised at any one time, other than upon automatic exercise, if any; (13) the maximum number, if any, of such Currency Warrants that may, subject to election by the Corporation, be exercised by all owners (or by any person or entity) on any day; (14) any provisions for the automatic exercise of such Currency Warrants; (15) whether and under what circumstances such Currency Warrants may be cancelled by the Corporation prior to expiration; (16) any provisions permitting a holder of such Currency Warrants to condition any notice of exercise on the absence of certain specified changes in the values or relative values of the Base Currency or Reference Currency after the date of exercise; (17) any other procedures and conditions relating to the exercise of such Currency Warrants; (18) if applicable, the designation and terms of any related Debt Securities or other Warrants with which such Currency Warrants are issued, including whether such Debt Securities are Senior Debt Securities or Subordinated Debt Securities and whether such other Warrants are Debt Warrants, Currency Warrants, Index Warrants or Interest Rate Warrants, and the number of such Currency Warrants issued with each such Debt Security or other Warrant; (19) the date, if any, on and after which such Currency Warrants and any related Debt Securities or other Warrants will be separately transferable; (20) the date on which the right to exercise such Currency Warrants will commence and the date on which such right will expire; (21) the identity of the Warrant Agent under the applicable Warrant Agreement; (22) any national securities exchange on which such Currency Warrants will be listed; and (23) any other terms of such Currency Warrants.

  Unless otherwise specified in the applicable Prospectus Supplement, Currency Warrants will be issued in the form of Global Securities held in book-entry form. See "Book-Entry Securities" below.

  Unless otherwise specified in the applicable Prospectus Supplement, the cash settlement value (and, if applicable, the amount payable on cancellation) of the Currency Warrants will be payable in U.S. dollars.

  Exercise of Currency Warrants. Currency Warrants may be exercised in the manner set forth in the applicable Prospectus Supplement. Unless otherwise specified in the applicable Prospectus Supplement, in the case of Currency Warrants held in book-entry form, as described under "Book-Entry Securities" below, upon receipt by the Warrant Agent of payment of the exercise price, if any, and notice of exercise and delivery of the applicable Currency Warrants to the account of the Corporation free on the books of DTC, the Corporation will, as soon as practicable, make payment of the applicable amounts to the account of the holder of such Currency Warrants specified in the applicable notice of exercise. In the case of Currency Warrants held in definitive form, the Corporation will make adequate funds available to the Warrant Agent to make such payment upon such exercise as soon as practicable upon receipt of payment of the exercise price, if any, and the applicable Warrant Certificate properly completed and duly executed at the corporate trust office of the applicable Warrant Agent or any other office indicated in the applicable Prospectus Supplement. If fewer than all of the Currency Warrants represented by such Warrant Certificate are exercised, a new Warrant Certificate will be issued for the remaining number of Currency Warrants. The holders of Currency Warrants will not receive any interest on any cash settlement value or amount payable on cancellation of the Currency Warrants.

  Extraordinary Events. If so specified in the applicable Prospectus Supplement, following the occurrence of an Extraordinary Event, Currency Warrants may be cancelled by the Corporation, the cash settlement value of such Currency Warrants may be determined on a different basis than under normal circumstances, or the exercise or valuation of, or payment for, such Currency Warrants may be delayed or postponed. Upon cancellation, the holders of such Currency Warrants will be entitled to receive only the applicable amount payable on cancellation specified in such Prospectus Supplement. The amount payable on cancellation may be either a fixed amount or an amount that varies during the term of the Currency Warrants in accordance with a schedule or formula as specified in the applicable Prospectus Supplement.

  Other Information. Other important information regarding the Currency Warrants is set forth below under "--Certain Items Applicable to All Warrants" and under "Book-Entry Securities," "United States Taxation" and "Foreign Currency Risks."

DESCRIPTION OF INDEX WARRANTS

  General. Index Warrants may be issued in the form of (i) Index Warrants ("Index Put Warrants") entitling the holders thereof to receive from the Corporation upon exercise an amount in cash determined by reference to decreases in the level of a specified stock or security index or the value of a specified stock or other debt or equity security or a portfolio of specified stocks or other debt or equity securities (the "Index"), (ii) Index Warrants ("Index Call Warrants") entitling the holders thereof to receive from the Corporation upon exercise an amount in cash determined by reference to increases in the specified Index, or (iii) any combination of the foregoing. The Index may be composed of one or more U.S. or foreign stocks, bonds or other debt or equity securities or a combination thereof (the "Underlying Securities"), and may be a preexisting U.S. or foreign index compiled and published by a third party or an index based on one or more such securities selected by the Corporation solely in connection with the issuance of such Index Warrants. An Index Warrant will not require or entitle the holder thereof to purchase or take delivery of or sell or make delivery of any securities (including Underlying Securities), nor will the Corporation be under any obligation to, nor will it, purchase or take delivery of or sell or make delivery of any securities (including Underlying Securities) from or to holders of the Index Warrants pursuant to the Index Warrants.

  Unless otherwise provided in the applicable Prospectus Supplement, each Index Warrant will entitle the holder thereof to receive from the Corporation upon exercise the cash settlement value of such Index Warrant. Unless earlier terminated or cancelled, Index Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable Prospectus Supplement. Certain Index Warrants will, if specified in the applicable Prospectus Supplement, entitle the holders thereof to receive from the Corporation a certain amount upon cancellation of the Index Warrants by the Corporation upon the occurrence of specified events. If specified in the applicable Prospectus Supplement, the Index Warrants may be deemed automatically exercised if not exercised by the holder thereof on or before the expiration date of such Warrants (or such other date as is specified in the applicable Prospectus Supplement). In addition, if so specified in the applicable Prospectus Supplement, following the occurrence of an Extraordinary Event (as defined in the applicable Prospectus Supplement), the cash settlement value of an Index Warrant may, at the option of the Corporation, be determined on a different basis, including in connection with automatic exercise at expiration.

  The applicable Prospectus Supplement will describe the terms of the Index Warrants offered thereby, the Warrant Agreement relating to such Index Warrants and the Warrant Certificates representing such Index Warrants, including the following: (1) the title of such Index Warrants; (2) whether such Index Warrants shall be Index Put Warrants, Index Call Warrants, or any combination thereof; (3) the aggregate number of such issue of Index Warrants; (4) the initial offering price of such Index Warrants; (5) the exercise price, if any, of such Index Warrants; (6) the currency, or unit of two or more currencies, in which the initial offering price, the exercise price, if any, and/or the cash settlement value of such Index Warrants is payable; (7) the Index or Indices for such Index Warrants, and certain information relating to such Index or Indices and the Underlying Securities, including, to the extent possible, the policies of the publisher of the Index, if any, with respect to additions, deletions and substitutions of such Underlying Securities; (8) the method of providing for a substitute Index or Indices or otherwise determining any amount payable with respect to such Index Warrants if any Index changes or ceases to be made available by its publisher; (9) the formula for determining the cash settlement value of such Index Warrants; (10) the circumstances, if any, in which the exercise price, if any, or the formula for determining the cash settlement value may change; (11) whether and under what circumstances a maximum expiration value is applicable upon the expiration or exercise of such Index Warrants; (12) the effect or effects, if any, of the occurrence of an Extraordinary Event; (13) the minimum number, if any, of such Index Warrants that must be exercised at any one time, other than upon automatic exercise, if any; (14) the maximum number, if any, of such Index Warrants that may be exercised by all owners (or by any person or entity) on any day; (15) any provisions for the automatic exercise of such Index Warrants; (16) whether and under what circumstances such Index Warrants may be cancelled by the Corporation prior to expiration; (17) any provisions permitting a holder of such Index Warrants to condition any notice of exercise on the absence of certain specified changes in the value of the Index after the date of exercise; (18) any other procedures and conditions relating to the exercise of such Index Warrants; (19) if applicable, the designation and terms of any related Debt Securities or other Warrants with which such Index Warrants are issued, including whether such Debt Securities are Senior Debt Securities or Subordinated Debt Securities and whether such other Warrants are Debt Warrants, Currency Warrants, Index Warrants or Interest Rate Warrants, and the number of such Index Warrants issued with each such Debt Security or other Warrant; (20) the date, if any, on and after which such Index Warrants and any related Debt Securities or other Warrants will be separately transferable; (21) the date on which the right to exercise such Index Warrants will commence and the date on which such right will expire; (22) the identity of the Warrant Agent under the applicable Warrant Agreement; (23) any national securities exchange on which such Index Warrants will be listed; and (24) any other terms of such Index Warrants.

  Unless otherwise specified in the applicable Prospectus Supplement, Index Warrants will be issued in the form of Global Securities held in book-entry form. See "Book-Entry Securities" below.

  Unless otherwise specified in the applicable Prospectus Supplement, each Index will be an established, broadly-based index related to a major domestic or foreign securities trading market or based upon a portfolio of specified stocks or other securities, and the cash settlement value (and, if applicable, the amount payable on cancellation) of the Index Warrants will be payable in U.S. dollars.

  Exercise of Index Warrants. Index Warrants may be exercised in the manner set forth in the applicable Prospectus Supplement. Unless otherwise specified in the Applicable Prospectus Supplement, in the case of Index Warrants held in book-entry form, as described under "Book-Entry Securities" below, upon receipt by the Warrant Agent of payment of the exercise price, if any, and notice of exercise and delivery of the applicable Index Warrants to the account of the Corporation free on the books of DTC, the Corporation will, as soon as practicable, make adequate funds available to the Warrant Agent to make payment of the applicable amounts to the account of the holder of such Index Warrants specified in the applicable notice of exercise. In the case of Index Warrants held in definitive form, the Corporation will make such payment upon such exercise as soon as practicable upon receipt of payment of the exercise price, if any, and the applicable Warrant Certificate properly completed and duly executed at the corporate trust office of the applicable Warrant Agent or any other office indicated in the applicable Prospectus Supplement. If fewer than all of the Index Warrants represented by such Warrant Certificate are exercised, a new Warrant Certificate will be issued for the remaining number of Index Warrants.

  Index Warrants will be settled only in cash and, accordingly, will not require or entitle the holder thereof to sell, make delivery, purchase or take delivery of any securities (including any Underlying Security), nor will the Corporation be under any obligation to, nor will it, purchase or take delivery of or sell or make delivery of any securities (including any Underlying Security) from or to holders of Index Warrants pursuant to such Index Warrants. The holders of Index Warrants will not receive any interest on any cash settlement value or amount payable on cancellation of the Index Warrants, and the Index Warrants will not entitle the holders thereof to any of the rights of holders of any securities (including any Underlying Security).

  Extraordinary Events. If so specified in the applicable Prospectus Supplement, following the occurrence of an Extraordinary Event, Index Warrants may be cancelled by the Corporation, the cash settlement value of such Index Warrants may be determined on a different basis than under normal circumstances, or the exercise or valuation of, or payment for, such Index Warrants may be delayed or postponed. Upon cancellation, the holders of such Index Warrants will be entitled to receive only the applicable amount payable on cancellation specified in such Prospectus Supplement. The amount payable on cancellation may be either a fixed amount or an amount that varies during the term of the Index Warrants in accordance with a schedule or formula as specified in the applicable Prospectus Supplement.

  Other Information. Other important information regarding the Index Warrants is set forth below under "--Certain Items Applicable to All Warrants" and under "Book-Entry Securities," "United States Taxation" and "Foreign Currency Risks."

DESCRIPTION OF INTEREST RATE WARRANTS

  General. Interest Rate Warrants may be issued in the form of (i) Interest Rate Warrants ("Interest Rate Put Warrants") entitling the holders thereof to receive from the Corporation upon exercise an amount in cash determined by reference to decreases in a fixed yield, price or rate of a Debt Instrument, in a Rate or in any combination of Debt Instruments and/or Rates or in a yield, price or rate that varies during the term of the Interest Rate Warrants in accordance with a schedule or formula, (ii) Interest Rate Warrants ("Interest Rate Call Warrants") entitling the holders thereof to receive from the Corporation upon exercise an amount in cash determined by reference to increases in such characteristics or rates, or (iii) any combination of the foregoing. The applicable Prospectus Supplement will set forth the formula pursuant to which the cash settlement value of the Interest Rate Warrants will be determined, including any multipliers, if applicable. The "Debt Instrument," if any, will be one or more instruments issued either by the United States government or by a foreign government and will be specified in the applicable Prospectus Supplement. The "Rate," if any, will be one or more interest rates or interest rate swap rates specified in the applicable Prospectus Supplement. An Interest Rate Warrant will not require or entitle the holder thereof to purchase or take delivery of or sell or make delivery of any securities (including Debt Instruments), nor will the Corporation be under any obligation to, nor will it, purchase or take delivery of or sell or make delivery of any securities (including Debt Instruments) from or to holders of the Interest Rate Warrants pursuant to the Interest Rate Warrants.

  Unless otherwise provided in the applicable Prospectus Supplement, each Interest Rate Warrant will entitle the holder thereof to receive from the Corporation upon exercise the cash settlement value of such Interest Rate Warrant. Unless earlier terminated or cancelled, Interest Rate Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable Prospectus Supplement. Certain Interest Rate Warrants will, if specified in the applicable Prospectus Supplement, entitle the holders thereof to receive from the Corporation a certain amount upon cancellation of the Interest Rate Warrants by the Corporation upon the occurrence of specified events. If specified in the applicable Prospectus Supplement, the Interest Rate Warrants may be deemed automatically exercised if not exercised by the holder thereof on or before the expiration date of such Warrants (or such other date as is specified in the applicable Prospectus Supplement). In addition, if so specified in the applicable Prospectus Supplement, following the occurrence of an Extraordinary Event (as defined in the applicable Prospectus Supplement), the cash settlement value of an Interest Rate Warrant may, at the option of the Corporation, be determined on a different basis, including in connection with automatic exercise at expiration.

  The Prospectus Supplement will describe the terms of Interest Rate Warrants offered thereby, the Warrant Agreement relating to such Interest Rate Warrants and the Warrant Certificates representing such Interest Rate Warrants, including the following: (1) the title of such Interest Rate Warrants; (2) whether such Interest Rate Warrants shall be Interest Rate Put Warrants, Interest Rate Call Warrants, or any combination thereof; (3) the aggregate number of such issue of Interest Rate Warrants; (4) the initial offering price of such Interest Rate Warrants; (5) the exercise price, if any, of such Interest Rate Warrants; (6) the currency, or unit of two or more currencies, in which the initial offering price, the exercise price, if any, and/or the cash settlement value of such Interest Rate Warrants is payable; (7) the Debt Instrument, Rate, or other yield, price or rate utilized for such Interest Rate Warrants, and certain information regarding such Debt Instrument, Rate or other measure; (8) the method of providing for a substitute Debt Instrument, Rate or other measure or otherwise determining the amount payable with respect to such Interest Rate Warrants if such Debt Instrument is no longer issued or changes or such Rate or other measure changes or is no longer made available; (9) the formula for determining the cash settlement value of such Interest Rate Warrants; (10) the circumstances, if any, in which the exercise price, if any, or the formula for determining the cash settlement value may change; (11) whether and under what circumstances a maximum expiration value is applicable upon the expiration or exercise of such Interest Rate Warrants; (12) the effect or effects, if any, of the occurrence of an Extraordinary Event; (13) the minimum number, if any, of such Interest Rate Warrants that must be exercised at any one time, other than upon automatic exercise, if any; (14) the maximum number, if any, of such Interest Rate Warrants, that may be exercised by all owners (or by any person or entity) on any day; (15) any provisions for the automatic exercise of such Interest Rate Warrants; (16) whether and under what circumstances such Interest Rate Warrants may be cancelled by the Corporation prior to expiration; (17) any provisions permitting a holder of such Interest Rate Warrants to condition any notice of exercise on the absence of certain specified changes in the value of the Debt Instrument, Rate or other measure after the date of exercise; (18) any other procedures and conditions relating to the exercise of such Interest Rate Warrants; (19) if applicable, the designation and terms of any related Debt Securities or other Warrants with which such Interest Rate Warrants are issued, including whether such Debt Securities are Senior Debt Securities or Subordinated Debt Securities and whether such other Warrants are Debt Warrants, Currency Warrants, Index Warrants or Interest Rate Warrants, and the number of such Interest Rate Warrants issued with each such Debt Security or other Warrant; (20) the date, if any, on and after which such Interest Rate Warrants and any related Debt Securities or other Warrants will be separately transferable; (21) the date on which the right to exercise such Interest Rate Warrants shall commence and the date on which such right will expire; (22) the identity of the Warrant Agent under the applicable Warrant Agreement; (23) any national securities exchange on which such Interest Rate Warrants will be listed; and (24) any other terms of such Interest Rate Warrants.

  Unless otherwise specified in the applicable Prospectus Supplement, Interest Rate Warrants will be issued in the form of Global Securities held in book-entry form. See "Book-Entry Securities" below.

  Unless otherwise specified in the applicable Prospectus Supplement, the cash settlement value (and, if applicable, the amount payable on cancellation) of the Interest Rate Warrants will be payable in U.S. dollars.

  Exercise of Interest Rate Warrants. Interest Rate Warrants may be exercised in the manner set forth in the applicable Prospectus Supplement. Unless otherwise specified in the applicable Prospectus Supplement, in the case of Interest Rate Warrants held in book-entry form, as described under "Book-Entry Securities" below, upon receipt by the Warrant Agent of payment of the exercise price, if any, and notice of exercise and delivery of the applicable Interest Rate Warrants to the account of the Corporation free on the books of DTC, the Corporation will, as soon as practicable, make adequate funds available to the Warrant Agent to make payment of the applicable amounts to the account of the holder of such Interest Rate Warrants specified in the applicable notice of exercise. In the case of Interest Rate Warrants held in definitive form, the Corporation will make such payment upon such exercise as soon as practicable upon receipt of payment of the exercise price, if any, and the applicable Warrant Certificate properly completed and duly executed at the corporate trust office of the applicable Warrant Agent or any other office indicated in the applicable Prospectus Supplement. If fewer than all of the Interest Rate Warrants represented by such Warrant Certificate are exercised, a new Warrant Certificate will be issued for the remaining number of Interest Rate Warrants.

  Interest Rate Warrants will be settled only in cash and, accordingly, will not require or entitle the holder thereof to sell, make delivery, purchase or take delivery of any securities (including any Debt Instrument), nor will the Corporation be under any obligation to, nor will it, purchase or take delivery of or sell or make delivery of any securities (including any Debt Instrument) from or to holders of Interest Rate Warrants pursuant to such Interest Rate Warrants. The holders of Interest Rate Warrants will not receive any interest on any cash settlement value or amount payable on cancellation of the Interest Rate Warrants, and the Interest Rate Warrants will not entitle the holders thereof to any of the rights of holders of any securities (including any Debt Instrument).

  Extraordinary Events. If so specified in the applicable Prospectus Supplement, following the occurrence of an Extraordinary Event, Interest Rate Warrants may be cancelled by the Corporation, the cash settlement value of such Interest Rate Warrants may be determined on a different basis than under normal circumstances, or the exercise or valuation of, or payment for, such Interest Rate Warrants may be delayed or postponed. Upon cancellation, the holders of such Interest Rate Warrants will be entitled to receive only the applicable amount payable on cancellation specified in such Prospectus Supplement. The amount payable on cancellation may be either a fixed amount or an amount that varies during the term of the Interest Rate Warrants in accordance with a schedule or formula as specified in the applicable Prospectus Supplement.

  Other Information. Other important information regarding the Interest Rate Warrants is set forth below under "--Certain Items Applicable to All Warrants" and under "Book-Entry Securities," "United States Taxation" and "Foreign Currency Risks."

CERTAIN ITEMS APPLICABLE TO ALL WARRANTS

  Modification. Any Warrant Agreement and the terms of the related Warrants may be amended by the Corporation and the applicable Warrant Agent (which amendment shall take the form of a supplemental warrant agreement (collectively referred to as "Supplemental Agreements")), without the consent of the holders of any such Warrants, for the purpose of (i) curing any ambiguity or of curing, correcting or supplementing any defective or inconsistent provision contained therein, or of making any other provisions with respect to matters or questions arising under the Warrant Agreement that shall not be inconsistent with the provisions of the Warrant Agreement or the Warrant Certificates, (ii) evidencing the succession of another corporation to the Corporation and the assumption by any such successor of the covenants of the Corporation contained in such Warrant Agreement and the Warrants, (iii) appointing a successor depository, (iv) evidencing and providing for the acceptance of appointment by a successor Warrant Agent with respect to the Warrants, (v) adding to the covenants of the Corporation for the benefit of the holders of such Warrants or surrendering any right or power conferred upon the Corporation under the Warrant Agreement, (vi) issuing Warrants in definitive form, if such Warrants are initially issued in book-entry form, or (vii) amending the Warrant Agreement and the Warrants in any manner that the Corporation may deem to be necessary or desirable and that will not materially and adversely affect the interests of the holders of such Warrants.

  The Corporation and the Warrant Agent may also amend any Warrant Agreement and the terms of the related Warrants (which amendment shall take the form of a Supplemental Agreement) with the consent of the holders of not less than 66 2/3% in number of the unexercised Warrants affected by such amendment, for the purpose of adding any provisions to or modifying in any manner or eliminating any of the provisions of such Warrant Agreement or of modifying in any manner the rights of the holders of such Warrants, except that no such amendment that
(i) changes the determination of the cash settlement value or amount payable on cancellation, if any, of such Warrants (or any aspects of such determination) so as to reduce the amount receivable upon exercise or deemed exercise, (ii) shortens the period of time during which the Warrants may be exercised, (iii) otherwise materially and adversely affects the exercise rights of the holders of such Warrants, or (iv) reduces the number of unexercised Warrants the consent of holders of which is required for amendment of the Warrant Agreement or the related Warrants, may be made without the consent of each holder affected thereby.

  Merger, Consolidation, Sale, Lease or Other Dispositions. Each Warrant Agreement will provide that the Corporation may consolidate or merge with or into any other corporation or sell, lease or convey all or substantially all of its assets to any other corporation, provided that (i) either the Corporation must be the continuing corporation or the corporation (if other than the Corporation) that is formed by or results from any such consolidation or merger or that receives such assets must be a corporation organized and existing under the laws of the United States of America or a state thereof and must assume the obligations of the Corporation to make due and punctual payment of the cash settlement value (or amount payable on cancellation, if applicable) with respect to all the unexercised Warrants and the performance and observance of all of the covenants and conditions of the applicable Warrant Agreement to be performed or observed by the Corporation and (ii) the Corporation or such successor corporation, as the case may be, must not immediately be in default under such Warrant Agreement.

  Enforceability of Rights by Holders of Warrants. Each Warrant Agent will act solely as the agent of the Corporation under the applicable Warrant Agreement and will not assume any obligation or relationship of agency or trust for or with any holder of any Warrant. A single bank or trust company may act as Warrant Agent for more than one issue of Warrants. A Warrant Agent will have no duty or responsibility in case of any default by the Corporation in the performance of its obligations under the applicable Warrant Agreement or Warrant including, without limitation, any duty or responsibility to initiate any proceedings at law or otherwise or to make any demand upon the Corporation. Any holder of a Warrant may, without the consent of the related Warrant Agent enforce by appropriate legal action, in and for its own behalf, its right to exercise, and receive payment for, its Warrants.

  Listing. Unless otherwise indicated in the applicable Prospectus Supplement, each issue of Warrants will be listed on a national securities exchange as specified in the Prospectus Supplement, subject only to official notice of issuance, as a condition of sale of any such Warrants. It is expected that such exchange will cease trading an issue of Warrants at the close of business on the related expiration date of such Warrants. In the event that the Warrants are delisted from, or permanently suspended from trading on, such exchange, the expiration date for such Warrants will be the date such delisting or trading suspension becomes effective and Warrants not previously exercised will be deemed automatically exercised on such expiration date. The Corporation will notify holders of Warrants as soon as practicable of any such delisting or permanent trading suspension. The applicable Warrant Agreement will contain a covenant of the Corporation not to seek delisting of the Warrants from, or suspension of their trading on, such exchange.

  Title. The Corporation, each Warrant Agent and each agent of the Corporation or the relevant Warrant Agent may treat the registered owner of any Warrant as the absolute owner thereof (notwithstanding any notice to the contrary) for the purpose of making payment and for all other purposes. See "Book-Entry Securities" below.

  Replacement of Warrant Certificates. Any mutilated Warrant Certificate will be replaced by the Corporation at the expense of the holder upon surrender of such Warrant Certificate to the applicable Warrant Agent. Warrant Certificates that are destroyed, lost or stolen will be replaced by the Corporation at the expense of the holder upon delivery to the relevant Warrant Agent of evidence of the destruction, loss or theft thereof satisfactory to the Corporation and the relevant Warrant Agent. In the case of a destroyed, lost or stolen Warrant Certificate, an indemnity satisfactory to the relevant Warrant Agent and the Corporation may be required at the expense of the holder of such Warrant before a replacement Warrant Certificate will be issued.

  Governing Law. The Warrant Agreements and Warrants will be governed by, and construed in accordance with, the laws of the State of New York.

  "Reopening" of an Issue of Warrants. The Corporation will have the right to "reopen" a previous issue of Warrants and to issue additional Warrants of such issue without the consent of any holder of Warrants of such issue.

                             BOOK-ENTRY SECURITIES

  Unless otherwise specified in the applicable Prospectus Supplement, the Offered Securities will be issued in the form of one or more global certificates (collectively, with respect to each series or issue of Offered Securities, the "Global Security") registered in the name of a depositary or a nominee of a depositary. Unless otherwise specified in the applicable Prospectus Supplement, the depositary will be The Depository Trust Company ("DTC"). The Corporation has been informed by DTC that its nominee will be Cede & Co. ("Cede"). Accordingly, Cede is expected to be the initial registered holder of the Offered Securities that are issued in global form. No person that acquires an interest in such Offered Securities (each such person, a "Holder") will be entitled to receive a certificate representing such person's interest in the Offered Securities except as set forth herein or in the accompanying Prospectus Supplement. Unless and until definitive Offered Securities are issued under the limited circumstances described herein, all references to actions by holders of Offered Securities issued in global form shall refer to actions taken by DTC upon instructions from its Participants (as defined below), and all references herein to payments and notices to holders shall refer to payments and notices to DTC or Cede, as the registered holder of such Offered Securities.

  DTC has informed the Corporation that it is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, that it is a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Exchange Act, and that it was created to hold securities for its participating organizations ("Participants") and to facilitate the clearance and settlement of securities transactions among Participants through electronic book-entry, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations, and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

  Holders that are not Participants or Indirect Participants but that desire to purchase, sell or otherwise transfer ownership of, or other interests in, Offered Securities may do so only through Participants and Indirect Participants. Under a book-entry format, Holders may experience some delay in their receipt of payments, as such payments will be forwarded by the agent designated by the Corporation to Cede, as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or Holders. Holders will not be recognized by the applicable Trustee or Warrant Agent as registered holders of the Offered Securities entitled to the benefits of the applicable Indenture or Warrant Agreement. Holders that are not Participants will be permitted to exercise their rights as such only indirectly through and subject to the procedures of Participants and, if applicable, Indirect Participants.

  Under the rules, regulations and procedures creating and affecting DTC and its operations as currently in effect (the "Rules"), DTC will be required to make book-entry transfers of Offered Securities among Participants and to receive and transmit payments to Participants. Participants and Indirect Participants with which Holders have accounts with respect to the Offered Securities similarly are required by the Rules to make book-entry transfers and receive and transmit such payments on behalf of their respective Holders.

  Because DTC can act only on behalf of Participants, who in turn act only on behalf of Holders or Indirect Participants, and on behalf of certain banks, trust companies and other persons approved by it, the ability of a Holder to pledge Offered Securities to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Securities, may be limited due to the absence of physical certificates for such Offered Securities.

  DTC has advised the Corporation that DTC will take any action permitted to be taken by a registered holder of any Offered Securities under the applicable Indenture or Warrant Agreement only at the direction of one or more Participants to whose accounts with DTC such Offered Securities are credited.

  A Global Security will be exchangeable for the relevant definitive Offered Securities registered in the names of persons other than DTC or its nominee only if (i) DTC notifies the Corporation that it is unwilling or unable to continue as depository for such Global Security or if at any time DTC ceases to be a clearing agency registered under the Exchange Act at a time when DTC is required to be so registered in order to act as such depository, (ii) the Corporation executes and delivers to the applicable Trustee and/or Warrant Agent an order complying with the requirements of the applicable Indenture and/or Warrant Agreement that such Global Security shall be so exchangeable or
(iii) there has occurred and is continuing a default in the payment of principal of, premium, if any, or interest on, the Debt Securities or the payment of the cash settlement amount, or cancellation amount, if any, of the Warrants, or, in the case of Debt Securities, an Event of Default or an event that, with the giving of notice or lapse of time, or both, would constitute an Event of Default with respect to such Debt Securities. Any Global Security that is exchangeable pursuant to the preceding sentence will be exchangeable for Debt Securities or Warrants registered in such names as DTC directs.

  Upon the occurrence of any event described in the immediately preceding paragraph, DTC is generally required to notify all Participants of the availability through DTC of definitive Offered Securities. Upon surrender by DTC of the Global Security representing the Offered Securities and delivery of instructions for re-registration, the Trustee or Warrant Agent, as the case may be, will reissue the Offered Securities as definitive Debt Securities or Warrants, and thereafter such Trustee or Warrant Agent will recognize the Holders of such definitive Offered Securities as registered holders of Offered Securities entitled to the benefits of the applicable Indenture or Warrant Agreement.

  Except as described above, the Global Security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or to a successor depositary appointed by the Corporation. Except as described above, DTC may not sell, assign, transfer or otherwise convey any beneficial interest in a Global Security evidencing all or part of the Offered Securities unless such beneficial interest is in an amount equal to an authorized denomination for the Offered Securities.

                             UNITED STATES TAXATION

  Certain special United States federal income tax considerations may be applicable to the Debt Securities and Warrants. The applicable Prospectus Supplement will describe such tax considerations. The summary of United States federal income tax considerations contained in such Prospectus Supplement will be presented for informational purposes only, however, and will not be intended as legal or tax advice to prospective purchasers. Prospective purchasers of Debt Securities and Warrants are urged to consult their own tax advisors prior to any acquisition of such Offered Securities.

                             FOREIGN CURRENCY RISKS

GENERAL

  Debt Securities of a series, and payments made in respect of Warrants of an issue, may be denominated in such foreign currency, or unit of two or more currencies, as may be designated by the Corporation at the time of offering (such Offered Securities, "Foreign Currency Securities").

  THIS PROSPECTUS DOES NOT DESCRIBE ALL RISKS OF AN INVESTMENT IN FOREIGN CURRENCY SECURITIES THAT RESULT FROM SUCH FOREIGN CURRENCY SECURITIES, OR AMOUNTS PAYABLE IN RESPECT OF SUCH FOREIGN CURRENCY SECURITIES, BEING DENOMINATED IN A FOREIGN CURRENCY, OR UNIT OF TWO OR MORE CURRENCIES, EITHER AS SUCH RISKS EXIST AT THE DATE OF THIS PROSPECTUS OR AS SUCH RISKS MAY CHANGE FROM TIME TO TIME. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR OWN FINANCIAL AND LEGAL ADVISORS AS TO THE RISKS ENTAILED BY AN INVESTMENT IN FOREIGN CURRENCY SECURITIES. FOREIGN CURRENCY SECURITIES ARE NOT AN APPROPRIATE INVESTMENT FOR INVESTORS WHO ARE UNSOPHISTICATED WITH RESPECT TO FOREIGN CURRENCY TRANSACTIONS. ADDITIONAL FACTORS MAY BE SET FORTH IN CONNECTION WITH A SPECIFIC FOREIGN CURRENCY SECURITY IN THE APPLICABLE PROSPECTUS SUPPLEMENT.

  Unless otherwise indicated in the applicable Prospectus Supplement, a Foreign Currency Security will not be sold in, or to a resident of, the country of the Specified Currency (as defined below) in which such Foreign Currency Security is denominated. The information set forth below is by necessity incomplete and prospective purchasers of Foreign Currency Securities should consult their own financial and legal advisors with respect to any matters that may affect the purchase or holding of a Foreign Currency Security or the receipt of payments of principal of, and premium, if any, and interest on, a Foreign Currency Security in a Specified Currency.

EXCHANGE RATES AND EXCHANGE CONTROLS

  An investment in Foreign Currency Securities entails significant risks that are not associated with a similar investment in a security denominated in U.S. dollars. Such risks include, without limitation, the possibility of significant changes in the rate of exchange between the U.S. dollar and the currency, or unit of two or more currencies, designated by the Corporation at the time of offering (the "Specified Currency") and the possibility of the imposition or modification of foreign exchange controls by either the United States or foreign governments. Such risks generally depend on economic and political events and the supply of and demand for the relevant currencies, over which the Corporation has no control. In recent years, rates of exchange between the U.S. dollar and certain foreign currencies have been highly volatile and such volatility may be expected in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations in the rate that may occur during the term of any Foreign Currency Security. Depreciation of the Specified Currency applicable to a Foreign Currency Security against the U.S. dollar would result in a decrease in the U.S. dollar-equivalent yield of such Foreign Currency Security, in the U.S. dollar-equivalent value of the principal repayable at maturity of such Foreign Currency Security and, generally, in the U.S. dollar-equivalent market value of such Foreign Currency Security.

  Governments have imposed from time to time exchange controls and may in the future impose or revise exchange controls at or prior to a Foreign Currency Security's maturity or expiration. Even if there are no exchange controls in effect with respect to a Specified Currency, it is possible that the Specified Currency for any particular Foreign Currency Security would not be available at such Foreign Currency Security's maturity or expiration due to other circumstances beyond the control of the Corporation.

JUDGMENTS

  If an action based on Foreign Currency Securities were commenced in a court of the United States, it is likely that such court would grant judgment relating to such Foreign Currency Securities only in U.S. dollars. It is not clear, however, whether, in granting such judgment, the rate of conversion into U.S. dollars would be determined with reference to the date of default, the date on which judgment is rendered or some other date. Holders of Foreign Currency Securities would bear the risk of exchange rate fluctuations between the time the amount of the judgment is calculated and the time the applicable Trustee or Warrant Agent converts U.S. dollars to the Specified Currency for payment of the judgment.


                         VALIDITY OF OFFERED SECURITIES

  The validity of the Offered Securities to which this Prospectus relates will be passed upon for the Corporation by Gordon S. Calder, Jr., Esq., a Managing Director and Counsel of Bankers, and for any underwriters or agents by Sullivan & Cromwell, New York, New York. Sullivan & Cromwell performs services for the Corporation, and may act as special tax counsel to the Corporation in connection with offerings of Offered Securities. Mr. Calder has an interest in a number of shares equal to less than .015% of the Corporation's outstanding Common Stock, par value $1.00 per share.

                                    EXPERTS

  The consolidated financial statements of the Corporation for the year ended December 31, 1993, appearing in the Corporation's Annual Report on Form 10-K for the year ended December 31, 1993, and incorporated by reference into this Prospectus, have been audited by Ernst & Young, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in auditing and accounting.

                              PLAN OF DISTRIBUTION

  The Corporation may sell Offered Securities to one or more underwriters for public offering and sale by them or may sell Offered Securities to investors directly or through agents. Any underwriter or agent involved in the offer and sale of the Offered Securities will be named in the applicable Prospectus Supplement.

  Underwriters may offer and sell the Offered Securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Corporation also may, from time to time, authorize firms acting as the Corporation's agents to offer and sell the Offered Securities upon the terms and conditions set forth in the applicable Prospectus Supplement. In connection with the sale of Offered Securities, underwriters may be deemed to have received compensation from the Corporation in the form of underwriting discounts or commissions and may also receive commissions from purchasers of Offered Securities for whom they may act as agents. Underwriters may sell Offered Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agents.

  Any underwriting compensation paid by the Corporation to underwriters or agents in connection with the offering of Offered Securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable Prospectus Supplement. Underwriters, dealers and agents participating in the distribution of the Offered Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the Offered Securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements with the Corporation, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by the Corporation for certain expenses.

  If so indicated in the applicable Prospectus Supplement, the Corporation will authorize dealers acting as the Corporation's agents to solicit offers by certain institutions to purchase Offered Securities from the Corporation at the public offering price set forth in such Prospectus Supplement pursuant to Delayed Delivery Contracts ("Contracts") providing for payment and delivery on the date or dates stated in such Prospectus Supplement. Each Contract will be for an amount not less than, and the aggregate principal or face amount or number of Offered Securities sold pursuant to Contracts shall be not less nor more than, the respective amounts stated in such Prospectus Supplement. Institutions with whom Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but will in all cases be subject to the approval of the Corporation. Contracts will not be subject to any conditions except (i) the purchase by an institution of the Offered Securities covered by its Contracts shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject, and (ii) if the Offered Securities are being sold to underwriters, the Corporation shall have sold to such underwriters the total principal or face amount or number of the Offered Securities less the principal or face amount or number thereof covered by Contracts. Agents and underwriters will have no responsibility in respect of the delivery or performance of Contracts.

  Each series of Offered Securities will be a new issue of securities with no established trading market. Any underwriters to whom Offered Securities are sold by the Corporation for public offering and sale may make a market in such Offered Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or the trading markets for any Offered Securities.

  This Prospectus and the applicable Prospectus Supplement may also be delivered in connection with sales of Offered Securities by affiliates of the Corporation that have acquired such Offered Securities.

  The offer and sale of the Offered Securities will comply with the requirements of Schedule E of the By-Laws of the National Association of Securities Dealers, Inc. regarding underwriting securities of an affiliate.

  Certain of the underwriters or agents and their associates may be customers of, engage in transactions with, and perform services for, the Corporation in the ordinary course of business.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The expenses in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are:

      Filing fee for registration statement........................... $172,415
      Legal fees and expenses.........................................   50,000*
      Accounting fees and expenses....................................   50,000*
      Blue sky fees and expenses......................................   25,000*
      Printing and engraving fees.....................................  100,000*
      Trust indenture fees and expenses...............................   50,000*
      Warrant agent fees and expenses.................................   10,000*
      Rating agency fees..............................................  100,000*
      NASD fees.......................................................   30,500
      Listing fees and expenses.......................................  100,000*
      Miscellaneous...................................................   27,085
                                                                       --------
        Total......................................................... $715,000
                                                                       ========

     --------
      *Estimated

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Article V of the By-Laws of Bankers Trust New York Corporation provides as follows:

SECTION 5.01 The corporation shall, to the fullest extent permitted by Section 721 of the New York Business Corporation Law, indemnify any person who is or was made, or threatened to be made, a party to an action or proceeding, whether civil or criminal, whether involving any actual or alleged breach of duty, neglect or error, any accountability, or any actual or alleged misstatement, misleading statement or other act or omission and whether brought or threatened in any court or administrative or legislative body or agency, including an action by or in the right of the corporation to procure a judgment in its favor and an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the corporation is serving or served in any capacity at the request of the corporation by reason of the fact that he, his testator or intestate, is or was a director or officer of the corporation, or is serving or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement, and costs, charges and expenses, including attorneys' fees, or any appeal therein; provided, however, that no indemnification shall be provided to any such person if a judgment or other final adjudication adverse to the director or officer establishes that (i) his acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, or (ii) he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

SECTION 5.02 The corporation may indemnify any other person to whom the corporation is permitted to provide indemnification or the advancement of expenses by applicable law, whether pursuant to rights granted pursuant to, or provided by, the New York Business Corporation Law or other rights created by
(i) a resolution of shareholders, (ii) a resolution of directors, or (iii) an agreement providing for such indemnification, it being expressly intended that these By-Laws authorize the creation of other rights in any such manner.

SECTION 5.03 The corporation shall, from time to time, reimburse or advance to any person referred to in Section 5.01 the funds necessary for payment of expenses, including attorneys' fees, incurred in connection with any action or proceeding referred to in Section 5.01, upon receipt of a written undertaking by or on behalf of such person to repay such amount(s) if a judgment or other final adjudication adverse to the director or officer establishes that (i) his acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, or (ii) he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

SECTION 5.04 Any director or officer of the corporation serving (i) another corporation, of which a majority of the shares entitled to vote in the election of its directors is held by the corporation, or (ii) any employee benefit plan of the corporation or any corporation referred to in clause (i), in any capacity shall be deemed to be doing so at the request of the corporation. In all other cases, the provisions of this Article V will apply (i) only if the person serving another corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise so served at specific request of the corporation, evidenced by a written communication signed by the Chairman of the Board, the President or any Vice Chairman, and (ii) only if and to the extent that, after making such efforts as the Chairman of the Board, the President or any Vice Chairman shall deem adequate in the circumstances, such person shall be unable to obtain indemnification from such other enterprise or its insurer.

SECTION 5.05 Any person entitled to be indemnified or to the reimbursement or advancement of expenses as a matter of right pursuant to this Article V may elect to have the right to indemnification (or advancement of expenses) interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the action or proceeding, to the extent permitted by law, or on the basis of the applicable law in effect at the time indemnification is sought.

SECTION 5.06 The right to be indemnified or to the reimbursement or advancement of expenses pursuant to this Article V (i) is a contract right pursuant to which the person entitled thereto may bring suit as if the provisions hereof were set forth in a separate written contract between the corporation and the director or officer, (ii) is intended to be retroactive and shall be available with respect to events occurring prior to the adoption hereof, and (iii) shall continue to exist after the rescission or restrictive modification hereof with respect to events occurring prior thereto.

SECTION 5.07 If a request to be indemnified or for the reimbursement or advancement of expenses pursuant hereto is not paid in full by the corporation within thirty days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled also to be paid the expenses of prosecuting such claim. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of or reimbursement or advancement of expenses to the claimant is proper in the circumstances, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the claimant is not entitled to indemnification or to the reimbursement or advancement of expenses, shall be a defense to the action or create a presumption that the claimant is not so entitled.

SECTION 5.08 A person who has been successful, on the merits or otherwise, in the defense of a civil or criminal action or proceeding of the character described in Section 5.01 shall be entitled to indemnification only as provided in Sections 5.01 and 5.03, notwithstanding any provision of the New York Business Corporation Law to the contrary.

  With certain limitations, Sections 721 through 726 of the New York Business Corporation Law permit a corporation to indemnify a director or officer made a party to an action (i) by a corporation or in its right in order to procure a judgment in its favor unless he shall have breached his duties, or (ii) other than an action by or in the right of the corporation in order to procure a judgment in its favor if such director or officer acted in good faith and in a manner he reasonably believed to be in or, in certain cases, not opposed to such corporation's best interests, and additionally, in criminal actions, has no reasonable cause to believe his conduct was unlawful.

  In addition, a Directors and Officers Liability and Corporation Reimbursement Policy is maintained covering the Corporation and its directors and officers for amounts, subject to policy limits, that the Corporation might be required to pay by way of indemnification to its directors or officers under its By-Laws or otherwise and for the protection of individual directors and officers from loss for which they might not be indemnified by the Corporation.

  Reference is made to the forms of Underwriting Agreements filed as Exhibits
1.1 and 1.2 hereto for a description of certain indemnity arrangements.

ITEM 16.  EXHIBITS

 EXHIBIT
 NUMBER                                DESCRIPTION
 -------                               -----------
   *1.1  --Form of Underwriting Agreement for Debt Securities.
   *1.2  --Form of Underwriting Agreement for Warrants.
  **4.1  --Indenture, dated as of November 1, 1991, between the Registrant and
          The Chase Manhattan Bank (National Association) relating to Senior
          Debt Securities (filed as an Exhibit to the Registrant's Current Re-
          port on Form 8-K, dated November 12, 1991, file number 1-5920).
  **4.2  --First Supplemental Indenture, dated as of September 1, 1993, between the Registrant and The Chase Manhattan Bank (National Association)
          (filed as an Exhibit to the Registrant's Current Report on Form 8-K,
          dated October 22, 1993, file number 1-5920).
  **4.3  --Indenture, dated as of April 1, 1992, between the Registrant and Ma-
          rine Midland Bank, N.A. relating to Subordinated Debt Securities
          (filed as an Exhibit to the Registrant's Registration Statement on
          Form S-3, file number 33-50395, as filed on September 24, 1993).
  **4.4  --First Supplemental Indenture, dated as of January 15, 1993, between the Registrant and Marine Midland Bank, N.A. (filed as an Exhibit to the Registrant's Current Report on Form 8-K dated January 14, 1993, file number 1-5920).
    4.5  --Form of Indenture relating to Subordinated Debt Securities.
    4.6  --Form of Debt Warrant Agreement, including form of global Warrant
          Certificate.
    4.7  --Form of Currency Warrant Agreement, including form of global Warrant
          Certificate.
    4.8  --Form of Index Warrant Agreement, including form of global Warrant
          Certificate.
    4.9  --Form of Interest Rate Warrant Agreement, including form of global
          Warrant Certificate.
    5.1  --Opinion re: Legality.
 **12.1  --Computation of Consolidated Ratios of Earnings to Fixed Charges
          (filed as an Exhibit to the Registrant's Annual Report on Form 10-K
          for the year ended December 31, 1993, file number 1-5920).
   23.1  --Consent of Independent Auditors.
   23.2  --Consent of Counsel (contained in the opinion filed as Exhibit 5.1 to this Registration Statement).
  *24.1  --Powers of Attorney.
  *25.1  --Form T-1 Statement of Eligibility under the Trust Indenture Act of
          1939 of The Chase Manhattan Bank (National Association).
   25.2  --Amendment to Form T-1 Statement of Eligibility under the Trust In-
          denture Act of 1939 of Marine Midland Bank.

- --------

 * Previously filed.

** Incorporated by reference.

ITEM 17. UNDERTAKINGS.

  The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection
(a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS AMENDMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW YORK, ON THE 6TH DAY OF MAY, 1994.

                                     BANKERS TRUST NEW YORK CORPORATION

                                         /s/ Duncan P. Hennes
                                     By: ____________________________________
                                       NAME: DUNCAN P. HENNES
                                       TITLE: SENIOR VICE PRESIDENT

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:

             SIGNATURES                         TITLE                DATE

      *Charles S. Sanford, Jr.             Chairman of the
- -------------------------------------       Board, Chief         May 6, 1994
      (CHARLES S. SANFORD, JR.)           Executive Officer
                                            and Director
                                        (Principal Executive
                                              Officer)

          *Timothy T. Yates                Executive Vice
- -------------------------------------    President and Chief     May 6, 1994
         (TIMOTHY T. YATES)               Financial Officer
                                        (Principal Financial
                                              Officer)

        *Geoffrey M. Fletcher                Senior Vice
- -------------------------------------   President (Principal     May 6, 1994
       (GEOFFREY M. FLETCHER)            Accounting Officer)

         *George B. Beitzel                   Director
- -------------------------------------                            May 6, 1994
         (GEORGE B. BEITZEL)

                                              Director
- -------------------------------------                            May 6, 1994
         (WILLIAM R. HOWELL)

          *Jon M. Huntsman                    Director
- -------------------------------------                            May 6, 1994
          (JON M. HUNTSMAN)

       *Vernon E. Jordan, Jr.                 Director
- -------------------------------------                            May 6, 1994
       (VERNON E. JORDAN, JR.)

             SIGNATURES                         TITLE                DATE

                                              Director
- -------------------------------------                            May 6, 1994
          (HAMISH MAXWELL)

        *Donald F. McCullough                 Director
- -------------------------------------                            May 6, 1994
       (DONALD F. MCCULLOUGH)

         *N.J. Nicholas Jr.                   Director
- -------------------------------------                            May 6, 1994
         (N.J. NICHOLAS JR.)

         *Russell E. Palmer                   Director
- -------------------------------------                            May 6, 1994
         (RUSSELL E. PALMER)

     *Didier Pineau-Valencienne               Director
- -------------------------------------                            May 6, 1994
     (DIDIER PINEAU-VALENCIENNE)

       *Eugene B. Shanks, Jr.                 Director
- -------------------------------------                            May 6, 1994
       (EUGENE B. SHANKS, JR.)

        *Patricia C. Stewart                  Director
- -------------------------------------                            May 6, 1994
        (PATRICIA C. STEWART)

          *George J. Vojta                    Director
- -------------------------------------                            May 6, 1994
          (GEORGE J. VOJTA)

      /s/ Duncan P. Hennes
*By_________________________________
(DUNCAN P. HENNES, ATTORNEY-IN-FACT)

                                 EXHIBIT INDEX

 EXHIBIT
 NUMBER                                DESCRIPTION
 -------                               -----------
   *1.1  --Form of Underwriting Agreement for Debt Securities.
   *1.2  --Form of Underwriting Agreement for Warrants.
  **4.1  --Indenture, dated as of November 1, 1991, between the Registrant and
          The Chase Manhattan Bank (National Association) relating to Senior
          Debt Securities (filed as an Exhibit to the Registrant's Current
          Report on Form 8-K, dated November 12, 1991, file number 1-5920).
  **4.2  --First Supplemental Indenture, dated as of September 1, 1993, between the Registrant and The Chase Manhattan Bank (National Association)
          (filed as an Exhibit to the Registrant's Current Report on Form 8-K,
          dated October 22, 1993, file number 1-5920).
  **4.3  --Indenture, dated as of April 1, 1992, between the Registrant and
          Marine Midland Bank, N.A. relating to Subordinated Debt Securities
          (filed as an Exhibit to the Registrant's Registration Statement on
          Form S-3, file number 33-50395, as filed on September 24, 1993).
  **4.4  --First Supplemental Indenture, dated as of January 15, 1993, between the Registrant and Marine Midland Bank, N.A. (filed as an Exhibit to the Registrant's Current Report on Form 8-K dated January 14, 1993, file number 1-5920).
    4.5  --Form of Indenture relating to Subordinated Debt Securities.
    4.6  --Form of Debt Warrant Agreement, including form of global Warrant
          Certificate.
    4.7  --Form of Currency Warrant Agreement, including form of global Warrant
          Certificate.
    4.8  --Form of Index Warrant Agreement, including form of global Warrant
          Certificate.
    4.9  --Form of Interest Rate Warrant Agreement, including form of global
          Warrant Certificate.
    5.1  --Opinion re: Legality.
 **12.1  --Computation of Consolidated Ratios of Earnings to Fixed Charges
          (filed as an Exhibit to the Registrant's Annual Report on Form 10-K
          for the year ended December 31, 1993, file number 1-5920).
   23.1  --Consent of Independent Auditors.
   23.2  --Consent of Counsel (contained in the opinion filed as Exhibit 5.1 to this Registration Statement).
  *24.1  --Powers of Attorney.
  *25.1  --Form T-1 Statement of Eligibility under the Trust Indenture Act of
          1939 of The Chase Manhattan Bank (National Association).
   25.2  --Amendment to Form T-1 Statement of Eligibility under the Trust
          Indenture Act of 1939 of Marine Midland Bank.

- --------

 * Previously filed.

** Incorporated by reference.